                             DISTRIBUTION AGREEMENT

                  THIS DISTRIBUTION AGREEMENT (the "Agreement") is made this 12th day of May, 2000, by and between BERGER WORLDWIDE FUNDS TRUST (formerly Berger/BIAM Worldwide Funds Trust), a business trust organized and existing under the laws of the State of Delaware (the "Trust"), and BERGER DISTRIBUTORS LLC (formerly Berger Distributors, Inc.), a limited liability company organized and existing under the laws of the State of Colorado (the "Distributor"). This Agreement applies separately to each series of the Trust, whether now existing or hereafter created, listed on Exhibit A hereto as it may be amended from time to time (each a "Fund" and collectively the "Funds").

                                    RECITALS

                  A. The Trust is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                  B. The Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is registered as a broker-dealer under the laws of each state of the United States and in each other jurisdiction in which the Distributor engages in business to the extent that the laws of such states and such jurisdictions require such registration, and is a member of the National Association of Securities Dealers, Inc. (the "NASD") (such registration and membership are referred to collectively as the "Registrations").

                  C. The Trust and the Distributor desire the Distributor to act as the principal underwriter for the public offering of the shares of beneficial interest (the "Shares") of each Fund, whether now existing or hereafter created.

                  D. This Agreement effects a name change in the Agreement of the Trust and amends, restates and replaces in its entirety that certain Distribution Agreement, originally entered into and dated the 31st day of March, 1997, and amended April 15, 1999, between the Trust and the Distributor.

                                    AGREEMENT

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Appointment. The Trust appoints the Distributor to act as distributor of the Shares of each Fund.

                  2. Trust to Furnish Documents. The Trust shall furnish the Distributor with copies of any registration statements, prospectuses or statements of additional information pertaining to any Fund filed by the Trust with the Securities and Exchange Commission (the "SEC") under the



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


Securities Act of 1933, as amended (the "1933 Act"), or the 1940 Act, together with any financial statements and exhibits included therein, and all amendments or supplements thereto hereafter filed.

                  The Trust shall also furnish the Distributor with such other certificates or documents as the Distributor may from time to time, in its discretion, reasonably deem necessary or appropriate in order to perform its duties under this Agreement properly.

                  3.       Solicitation of Orders for Purchase of Shares.

                           (a) Subject to the provisions of Sections 4 and 7
hereof, and to such minimum purchase requirements as may from time to time be indicated in each Fund's prospectus or statement of additional information, the Distributor is authorized to solicit, as agent on behalf of the Trust, unconditional orders for purchases of each Fund's Shares authorized for issuance and registered under the 1933 Act, provided that:

                               (1) The Distributor shall act solely as a
disclosed agent on behalf of and for the account of the Trust;

                               (2) The Distributor shall confirm or arrange with
the transfer agent for the Shares to confirm all purchases of the Shares. Such confirmation shall conform to the requirements of the 1934 Act and the rules thereunder and shall clearly state that the Distributor is acting as agent in the transaction;

                               (3) The Distributor shall have no liability for
payment for purchases of Shares it sells as agent, but will use reasonable efforts to assure that each Fund receives payment for Shares purchased through the Distributor in accordance with the requirements of applicable law and regulations; and

                               (4) Each order to purchase Shares of a Fund
received by the Distributor shall be subject to acceptance by the Trust and entry of the order on such Fund's records or shareholder accounts and is not binding until so accepted and entered.

                               The purchase price of a Fund's Shares to the
public shall be the public offering price described in Section 6 hereof.

                           (b) The Distributor shall use reasonable efforts (but
only in states and jurisdictions in which the Distributor may lawfully do so) to solicit from investors unconditional orders to purchase Shares of each Fund.

                           (c) In exercising its authority and discharging its
responsibilities under this Section 3, the Distributor may enter into sales or servicing agreements with securities dealers, investment advisers, financial institutions and other industry professionals, provided that any such agreements shall comply with all applicable laws and regulations and Rules of the NASD.


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


                  4. Solicitation of Orders to Purchase Shares by Trust. The rights granted to the Distributor shall be non-exclusive in that the Trust reserves the right to otherwise solicit purchases from, and sell Shares to, investors, including without limitation the right to issue Shares in connection with the merger or consolidation of any other investment company, trust or personal holding company with a Fund, or a Fund's acquisition, by the purchase or otherwise, of all or substantially all of the assets of an investment company, trust or personal holding company, or substantially all of the outstanding shares or interests of any such entity.

                  5. No Compensation; Payment of Expenses. The Distributor will not be entitled to any compensation with respect to its services under this Agreement. The Distributor shall pay its own expenses incurred in the discharge of its duties hereunder, but shall not be responsible to pay any expenses of the Trust or any Fund, including without limitation, any charges of the Trust's transfer, recordkeeping, dividend disbursing and redemption agents, if any; any expenses of preparation, printing and mailing of confirmations; any expenses of preparation and printing of annual or more frequent revisions of each Fund's prospectus and statement of additional information and of supplying copies thereof to shareholders; any expenses of registering and maintaining the registrations of the Trust under the 1940 Act and the sale of the Trust's Shares under the 1933 Act; and any expenses of registering or qualifying and maintaining registrations or qualifications of each Fund and of the Shares for sale under securities laws of various states or other jurisdictions and of registration or qualification of the Trust and each Fund under all laws applicable to the Trust or its business activities.

                  6. Public Offering Price. All solicitations by the Distributor pursuant to this Agreement shall be for orders to purchase Shares of a Fund at the public offering price. The public offering price for each accepted order for a Fund's Shares will be the net asset value per Share next determined by the Trust after it or its authorized agent or designee accepts such order. The net asset value per Share of the Shares shall be determined in the manner provided in the Trust's Trust Instrument and Bylaws as now in effect or as may be amended, and as reflected in the then current prospectus and statement of additional information pertaining to such Fund.

                  7. Suspension of Sales. If and whenever the determination of a Fund's net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be accepted by the Trust except such unconditional orders placed with the Trust and accepted by it before the suspension. In addition, the Trust reserves the right to suspend sales of Shares of a Fund if, in the judgment of the Trustees, it is in the best interest of the Fund to do so, such suspension to continue for such period as may be determined by the Trustees; and in that event, (i) at the direction of the Trust, the Distributor shall suspend its solicitation of orders to purchase Shares of such Fund until otherwise instructed by the Trust and (ii) no orders to purchase Shares of such Fund shall be accepted by the Trust while such suspension remains in effect unless otherwise directed by its Trustees.



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


                  8. Solicitation Materials; Authorized Representations.

                     (a) The Trust shall make available to the Distributor, without cost to the Trust, such number of copies of each Fund's currently effective prospectus and statement of additional information and reports to shareholders and copies of all other information that the Distributor may reasonably request for use in connection with the distribution of Shares.

                     (b) The Distributor is not authorized by the Trust to give with respect to any Fund any information or to make any representations in connection with the sale of Shares other than the information and representations contained in the Trust's registration statement, or such Fund's prospectus or statement of additional information, as amended or supplemented from time to time, or contained in shareholder reports or other material pertaining to such Fund that may be prepared by or on behalf of the Trust or approved by the Trust for the Distributor's use.

                  9. Registration of Additional Shares. The Trust hereby agrees to register either (i) an indefinite number of Shares pursuant to Rule 24f-2 under the 1940 Act, or (ii) a definite number of Shares as the Trust shall deem advisable pursuant to Rule 24e-2 under the 1940 Act, or both. The Trust will, in cooperation with the Distributor, take such action as may be necessary from time to time to register or qualify the Shares of each Fund (so registered or otherwise qualified for sale under the 1933 Act), in any state or jurisdiction mutually agreeable to the Distributor and the Trust, and to maintain such registration or qualification; provided, however, that nothing herein shall be deemed to prevent the Trust from registering or qualifying the Shares without approval of the Distributor in any state or jurisdiction it deems appropriate.

                  10. Conformity With Law. The Distributor agrees that in soliciting orders to purchase Shares it shall duly conform in all respects with applicable federal and state laws and with the rules and regulations of the NASD. The Distributor will use its best efforts to maintain its Registrations in good standing during the term of this Agreement and will promptly notify the Trust in the event of (i) the suspension or termination of any of the Registrations, (ii) the occurrence of any event that would disqualify the Distributor from acting as the principal underwriter of the Trust or any of its Funds pursuant to Section 9(a) of the 1940 Act or otherwise, or (iii) the institution of any administrative, regulatory or judicial proceeding against the Distributor.

                  11. Independent Contractor. The Distributor shall be an independent contractor and none of its officers, directors, employees or representatives shall be acting as an employee or other agent of the Trust in the performance of the Distributor's duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents and employees and agrees to pay or to insure that persons other than the Trust will pay all compensation and taxes due with respect to the activities of its agents and employees.

                  12. Indemnification. The Distributor agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, employees and representatives, and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, against any and all losses, liabilities, damages, claims and expenses (including the reasonable costs of investigating or


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


defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which the Trust or such Trustees, officers, employees, representatives, or controlling person or persons may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the offer or sale of any Shares of any Fund or any other security to any person which (i) may be based upon any wrongful act by the Distributor or any of the Distributor's directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information, shareholder report or other information covering Shares of such Fund filed or made public by the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon written information furnished or confirmed by the Distributor to the Trust. In no case is the Distributor's indemnity in favor of the Trust, or any person indemnified, to be deemed to protect the Trust or such indemnified person against any liability to which the Trust or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or such person's duties or by reason of its or such person's reckless disregard of its or such person's obligations and duties under this Agreement. The Trust or any person indemnified, as the case may be, shall notify the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim is served upon the Trust or upon such person (or after the Trust or such person shall have received notice of such service on any designated agent); however, failure to so notify the Distributor of any such claim shall not relieve the Distributor from any liability hereunder unless and to the extent that its ability to defend against such claim is prejudiced by such failure, nor from any liability that the Distributor may have to the Trust or any person against whom such action is brought otherwise than on account of the Distributor's indemnity agreement contained in this section.

                  The Distributor shall be entitled to participate, at its own expense, in the defense or, if Distributor so elects, to assume the defense of any action brought to enforce any such claim but, if the Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Distributor and reasonably satisfactory to the persons indemnified who are defendants in the action. In the event that the Distributor elects to assume the defense of any such action and retain such legal counsel, persons indemnified who are defendants in the action shall bear the fees and expenses of any additional legal counsel retained by them. If the Distributor does not elect to assume the defense of any such action, the Distributor shall reimburse persons indemnified who are defendants in such action for the reasonable fees of any legal counsel retained by them in such litigation.

                  The Trust agrees to indemnify and hold harmless the Distributor and each of its directors, officers, employees and representatives, and each person, if any, who controls the Distributor within the meaning of
Section 15 of the 1933 Act, against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expenses and reasonable legal counsel fees incurred in connection therewith) to which the Distributor or such of its directors, officers, employees, representatives or controlling person or persons may become subject under the 1933 Act, under any



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


other statute, at common law, or otherwise, arising out of the offer or sale of any Shares of any Fund to any person which (i) may be based upon any wrongful act by the Trust or any of its Trustees, officers, employees or representatives other than the Distributor, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information, shareholder report or other information covering Shares filed or made public by the Trust or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon written information furnished or confirmed by the Distributor to the Trust. In no case is the Trust's indemnity in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which the Distributor or such indemnified person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or such person's duties or by reason of its or such person's reckless disregard of its or such person's obligations and duties under this Agreement. The Distributor or any person indemnified, as the case may be, shall notify the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim is served upon the Distributor or upon such person (or after the Distributor or such person shall have received notice of such service on any designated agent); however, failure to so notify the Trust of any such claim shall not relieve the Trust from any liability hereunder unless and to the extent that its ability to defend against such claim is prejudiced by such failure, nor from any liability which the Trust may have to the Distributor or any person against whom such action is brought otherwise than on account of the Trust's indemnity agreement contained in this section.

                  The Trust shall be entitled to participate, at its own expense, in the defense or, if the Trust so elects, to assume the defense of any action brought to enforce such claim but, if the Trust elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Trust and reasonably satisfactory to the persons indemnified who are defendants in the action. In the event that the Trust elects to assume the defense of any such action and retain such legal counsel, the persons indemnified who are defendants in the action shall bear the fees and expenses of any additional legal counsel retained by them. If the Trust does not elect to assume the defense of any such action, the Trust shall reimburse the persons indemnified who are defendants in such action for the reasonable fees and expenses of any legal counsel retained by them in such litigation.

                  13. Duration and Termination of this Agreement. This Agreement shall become effective with respect to each Fund on the Effective Date specified on Exhibit A hereto with respect to such Fund, and unless terminated as provided herein, shall remain in effect until the Termination Date specified on Exhibit A hereto with respect to such Fund, and shall continue thereafter from year to year, but only so long as such continuance is specifically approved at least annually (a) by a vote of a majority of the Trustees who are not interested persons of the Distributor or of the Trust, voting in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of either the Trustees or a majority of the outstanding voting securities of the Fund. If the continuance of this Agreement is not approved as to a Fund, this Agreement shall nonetheless continue with respect to those Funds as to which such continuance has been approved. This Agreement may be terminated with respect to an individual Fund at any time, without the payment of any penalty (a) on 60 days' written notice, by the Trustees or by a vote of a majority of the outstanding voting securities of such Fund, or by the Distributor, or (b) immediately, on written notice by the Trustees, in the event of termination or suspension of any of the Registrations. This Agreement will automatically terminate in the event of its assignment.

                  In interpreting the provisions of this Section 13, the terms "assignment," "approved at least annually," "interested persons" and "vote of a majority of the outstanding voting securities" shall have same meanings as when used in the 1940 Act (in each case as the 1940 Act is now in effect or hereafter may be amended) and the rules and regulations thereunder, subject to such orders, exemptions and interpretations as may be issued by the SEC under the 1940 Act and as may be then in effect. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, order, interpretation or other authority of the SEC, whether of special or general application, such provisions shall be deemed to incorporate the effect of such rule, regulation or order.

                  14. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by each party against which enforcement of the change, waiver, discharge or termination is sought. If the Trust should at any time deem it necessary or advisable in the best interests of a Fund that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the SEC or any other governmental authority or to obtain any advantage under state or federal or tax laws and notifies the Distributor of the form of such amendment, and the reasons therefor, and if the Distributor should decline to assent to such amendment, the Trust may immediately thereupon terminate this Agreement as to that Fund.

                  15. Limitation on Personal Liability. NOTICE IS HEREBY GIVEN that the Trust is a business trust organized under the Delaware Business Trust Act pursuant to a Certificate of Trust filed in the office of the Secretary of State of the State of Delaware. All parties to this Agreement acknowledge and agree that the Trust is a series trust and all debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets held with respect to such series only, and not against the assets of the Trust generally or against the assets held with respect to any other series and further that no Trustee, officer or holder of shares of beneficial interest of the Trust shall be personally liable for any of the foregoing.

                  16. Notification by the Trust. The Trust agrees to advise the Distributor immediately:

                      (a) of any request by the SEC for amendments to the Trust's registration statement insofar as it relates to any of the Funds, the prospectus or the statement of additional information pertaining to any Fund or for additional information,

                      (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Trust's registration statement insofar as it relates to any of the Funds, the prospectus or the statement of additional information pertaining to any Fund or the initiation of any proceeding for that purpose,

                      (c) of the occurrence of any material event which makes untrue any statement made in the Trust's registration statement insofar as it relates to any of the Funds, the prospectus or the statement of additional information pertaining to any Fund or which requires the making of a change in order to make the statements therein not misleading, and

                      (d) of all actions of the SEC with respect to any amendments to the Trust's registration statement insofar as it relates to any of the Funds, the prospectus or the statement of additional information pertaining to any Fund which may from time to time be filed with the SEC under the 1933 Act.

                  17. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Colorado (without giving effect to the conflicts of laws principles thereof) and the 1940 Act. To the extent that the applicable laws of the State of Colorado conflict with the applicable provisions of the 1940 Act, the latter shall control.

                  18. Miscellaneous. The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                  19. Notice. Any notice required or permitted to be given by a party to this Agreement or to any other party hereunder shall be deemed sufficient if delivered in person or sent by registered or certified mail, postage prepaid, addressed by the party giving notice to each such other party at the address provided below or to the last address furnished by each such other party to the party giving notice.

                  If to the Trust:            210 University Boulevard, #900
                                              Denver, Colorado  80206
                                              Attn:  Secretary

                  If to
                  the Distributor:            210 University Boulevard, #900
                                              Denver, Colorado  80206
                                              Attn:  Secretary

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                              BERGER DISTRIBUTORS LLC



                                              By:
                                                 -------------------------------




                                              BERGER WORLDWIDE FUNDS TRUST



                                              By:
                                                 -------------------------------


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


                                    EXHIBIT A

     FUND                                             EFFECTIVE                               TERMINATION
                                                         DATE                                     DATE
     Berger International Fund                      March 31, 1997                            May 1, 1998
     (Formerly the Berger/BIAM
     International Fund)

     International Equity                           March 31, 1997                            May 1, 1998
     Fund

     Berger International CORE Fund                 March 31, 1997                            May 1, 1998
     (Formerly the Berger/BIAM
     International CORE Fund)


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